UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 10, 2007

BIOSPHERE MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23678	04-3216867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 Hingham Street
Rockland, Massachusetts	02370
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 681-7900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2007, BioSphere Medical, Inc. (“BioSphere” or the “Company”), entered into (i) an Acknowledgement and Amendment Agreement with Martin J. Joyce to amend that certain letter agreement dated June 14, 2005 between the Company and Mr. Joyce; (ii) an Acknowledgement and Amendment Agreement with Peter C. Sutcliffe to amend that certain letter agreement dated June 14, 2005 between the Company and Mr. Sutcliffe and (iii) a Third Acknowledgement and Amendment Agreement with Richard J. Faleschini to amend that certain Employment Agreement dated November 2, 2004, as amended, between the Company and Mr. Faleschini and to amend that certain Executive Retention Agreement made effective as of November 2, 2004 between the Company and Mr. Faleschini (collectively, the “Amendments”).

The Company and each of Messrs. Joyce, Sutcliffe and Faleschini (collectively, the “Employees”) entered into the Amendments in order to revise certain compensation arrangements between the Company and each of Employee in connection with recently implemented Section 409A Internal Revenue Code of 1986, as amended (“Section 409A”). Key changes to the compensation arrangements are as follows:

•                  Timing of Bonus Payments:  The Amendments require that annual bonus payments be made by March 15th of the calendar year following the year to which the bonus relates.

•                  Reimbursement of Expenses:  The Amendments require that any reimbursements of expenses owed to the Employee be made on or before the last day of the year following the year in which the expense was incurred.  In addition, the Amendments ensure that such reimbursements cannot be exchange for another benefit.

•                  COBRA Coverage:  The Amendments clarify that the Company’s obligation to make payments for reimbursement of medical expenses cannot extend beyond the period in which the Employee is eligible for COBRA continuation coverage under a group health plan.

•                  Severance Payment:  The Amendments provide for a bifurcation of severance payments into two portions, consisting of a portion that does not constitute “nonqualified deferred compensation” within the meaning of Section 409A and a portion that does constitute “nonqualified deferred compensation” within the meaning of Section 409A.  The Amendments further provide that severance payments shall first be made from the portion that does not consist of nonqualified deferred compensation until it is exhausted and then shall be made from the portion that does constitute nonqualified deferred compensation.

•                  409A Catch-All Provision:  The Amendments advise the Employee that the Company has made no representation and has no liability to the respective Employee for payments made to the Employee which are found to be deferred compensation under Section 409A.  In addition, the Amendments allow for further changes to each Employee’s compensatory arrangement in order to ensure that the Employee’s compensation arrangements with the Company comply with Section 409A.

The foregoing description of the Amendments is qualified in its entirety by the full text of the Amendments, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, each of which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2007	BIOSPHERE MEDICAL, INC.

	By:	/s/ Martin J. Joyce
Martin J. Joyce
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Acknowledgement and Amendment Agreement between the Company and Martin J. Joyce, dated October 10, 2007
10.2	Acknowledgement and Amendment Agreement between the Company and Peter C. Sutcliffe, dated October 10, 2007
10.3	Third Acknowledgement and Amendment Agreement between the Company and Richard J. Faleschini, dated October 10, 2007